K&L Gates LLP 1601 K Street NW Washington, DC 20006-1600 T 202.778.9000 www.klgates.com

April 23, 2012

Legg Mason Investment Trust

100 International Drive

Baltimore, MD 21202

Ladies and Gentlemen:

We have acted as counsel to Legg Mason Investment Trust, a Maryland statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of Pre-Effective Amendment No. 1 (the “Pre-Effective Amendment”) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-179640; 811-22670) (the “Registration Statement”), registering an indefinite number of Class A, Class C, Class FI, Class R, Class R1 and Class I shares of beneficial interest (the “Shares”) in Legg Mason Capital Management Opportunity Trust, a series of the Trust (the “Acquiring Fund”), to be issued pursuant to an Agreement and Plan of Reorganization and Dissolution (the “Agreement”) to be entered into by the Trust, on behalf of the Acquiring Fund, and Legg Mason Investment Trust, Inc., a Maryland corporation, on behalf of its Legg Mason Capital Management Opportunity Trust series (the “Acquired Fund”), under the Securities Act of 1933, as amended (the “Securities Act”). The Agreement provides for the transfer of the Acquired Fund’s assets to, and the assumption of the Acquired Fund’s liabilities by, the Acquiring Fund in exchange solely for a number of Shares of the Acquiring Fund determined in the manner specified in the Agreement, such Shares to be distributed to the Acquired Fund’s shareholders upon the subsequent liquidation and dissolution of the Acquired Fund.

You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. For purposes of rendering that opinion, we have examined the Pre-Effective Amendment, including the form of the Agreement being filed as part thereof, the Trust’s certificate of trust, declaration of trust, as amended, and bylaws, and the actions of the trustees of the Trust that provides for the issuance of the Shares pursuant to the Agreement. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we also have relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares being registered pursuant to the Registration Statement have been duly authorized for issuance by the Trust, and when issued and delivered upon the terms provided in the Agreement, the Shares to be issued pursuant to the Agreement will be validly issued, fully paid, and nonassessable.

Legg Mason Investment Trust

April 23, 2012

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement and to the reference to this firm’s name under the heading “The Fund’s Legal Counsel” in the statement of additional information that is being filed as part of the Pre-Effective Amendment. In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ K&L Gates LLP